UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K




                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): February 23, 2005


                                    XOMA LTD.
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             (Exact name of registrant as specified in its charter)


                                     BERMUDA
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                 (State or other jurisdiction of incorporation)


              0-14710                                  52-2154066
     (Commission File Number)              (IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California                      94710
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(Address of principal executive offices)                    (Zip code)

Registrant's telephone number, including area code         (510) 204-7200



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          (Former name or former address, if changed since last report)



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Item 1.01. Entry into a Material Definitive Agreement

On February 23, 2005, the Board of Directors (the "Board") of XOMA Ltd. (the "Company"), upon recommendation of its Compensation Committee, approved an employment agreement between the Company and Christopher J. Margolin, dated as of February 23, 2005, on terms similar to employment agreements entered into between the Company and Patrick J. Scannon, M.D., Ph.D., Senior Vice President and Chief Scientific and Medical Officer and Peter B. Davis, Vice President, Finance and Chief Financial Officer. The agreement will provide for Mr. Margolin's employment as Vice President, General Counsel and Secretary at a salary of not less than $290,000 per year. Under the agreement, Mr. Margolin will be entitled to participate in any benefit plan for which key executives of the Company are eligible, including the Management Incentive Compensation Plan established effective July 1, 1993, as amended. Upon termination of his employment by the Company for any reason other than cause or upon his resignation from the Company for good reason, Mr. Margolin will be entitled to his then current base salary and benefits for nine months. The agreement will continue until February 27, 2006, and will be automatically extended (without further action by the parties) for one year thereafter and again on each subsequent anniversary thereof, unless terminated by mutual written consent of the parties.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 23, 2005, Steven C. Mendell notified the Board that he would not be standing for re-election as a director at this year's annual general meeting. Mr. Mendell served as Chief Executive Officer of the Company from 1986 until April of 1992. From April of 1992 to March of 1993, Mr. Mendell was Chairman of the Board, and he has been a director of the Company since 1984.

Item 8.01.  Other Events

In addition, the Company announced that Peter Barton Hutt, former Chief Counsel for the Food and Drug Administration (FDA), has been nominated to become a member of the Board. Mr. Hutt has agreed to serve if elected by shareholders at the Company's annual general meeting scheduled for May 19, 2005. Mr. Hutt is currently Senior Counsel to the Washington, D.C. law firm of Covington & Burling, specializing in food and drug law and trade association law. Since 1994 he has taught a full course on food and drug law at Harvard Law School and taught the same course at Stanford Law School in 1998. He is also a co-author of Food and Drug Law: Cases and Materials.

Mr. Hutt serves on a wide variety of academic and advisory boards, including the Institute of Medicine (IOM) of the National Academy of Sciences (NAS) and the Panel on the Adminis-trative Restructuring of the National Institutes of Health (NIH). Additionally, he serves as Legal Counsel to the Society of Risk Analysis as well as the American College of Toxicology. Formerly, he has served on the IOM Executive Committee, Advisory Committee to the Director of the NIH, the NAS Committee on Research Training in the Biomedical and Behavioral Sciences, and the National Committee to Review Current Procedures for Approval of New Drugs for Cancer and AIDS established by the President's Cancer Panel of the National Cancer Institute at the request of President George Bush.

Mr. Hutt received his undergraduate degree from Yale University, and law degrees from Harvard University and New York University.





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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 28, 2005                 XOMA LTD.



                                          By:  /s/  Peter B. Davis
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                                               Peter B. Davis
                                               Vice President, Finance
                                               and Chief Financial Officer








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